2nd Quarter 2025 Results Investor Presentation

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward- looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward- looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behaviors of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeovers; the success and timing of our business strategies and plans; our outlook and long- term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Diversified loan portfolio among geographies and product lines • Scarcity value in strong Southeast markets projected to grow faster than the national average(1) • Stable deposit base with 31.0% noninterest-bearing deposits • Experienced executive team with skills and leadership to continue to grow organically • Focus on shareholder value with 15% annualized tangible book value growth over the last five years Strong History of Earnings 2 1 – Census data obtained from S&P Global Market Intelligence $1.32 $1.44 $1.37 $1.27 $1.60 1.41% 1.49% 1.42% 1.36% 1.65% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 2Q24 3Q24 4Q24 1Q25 2Q25 Diluted EPS ROA Grey areas represent MSAs in the top 25% of projected population growth where Ameris has branches.

51.6% Efficiency Ratio 1.7x National Growth Markets(3) 1.62% Allowance for Credit Losses 13.0% CET1 Ratio(2) 15% 5-yr TBV(1) CAGR 15.8% ROTCE(1) 23% Fees to Revenue Disciplined and Focused Mgmt Team 11.1% TCE/TA Ratio(1) 31.0% NIB Deposits 3.77% Net Interest Margin 1.65% ROA 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 2 – Regulatory capital ratios are estimated for most recent period end 3 – Ameris Southeast Markets projected to grow approximately 1.7x the national average over the next five years per census data obtained from S&P Global Market Intelligence3 Why Ameris? Leading Industry Performance

20.90 22.46 23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 33.64 34.52 35.79 37.51 38.59 39.78 41.32 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Tangible Book Value/Share Delivering Shareholder Value Tangible Book Value Growth 4 • Management remains laser focused on growing shareholder value • Over the past five year, TBV(1) has grown by 15% annualized • TBV(1) increased $1.54 per share in 2Q25: • $1.40 from retained earnings • $0.10 from impact of AOCI • $0.04 from all other 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

1 – Regulatory capital ratios are estimated for most recent period end 2 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 3 – Growth rate calculated from comparable prior period 4 – Annualized for interim periods 5 History of Consistent Performance 2020 2021 2022 2023 2024 2020 – 2024 (5 Year) Average YTD 2Q25 ROA 1.36% 1.73% 1.47% 1.06% 1.38% 1.40% 1.51% ROTCE(2) 17.2% 20.6% 17.8% 12.2% 14.4% 16.5% 14.5% Net Interest Margin 3.70% 3.32% 3.76% 3.61% 3.56% 3.59% 3.75% Net Interest Income Growth(3) 26.2% 2.8% 22.2% 4.2% 1.7% 11.4% 9.8% Efficiency Ratio 55.2% 54.9% 51.7% 53.7% 53.2% 53.7% 52.2% Fees/Revenue 41.2% 35.8% 26.2% 22.5% 25.7% 30.3% 22.7% NIB Deposits/Total Deposits 36.3% 39.5% 40.7% 31.3% 29.9% 35.6% 31.0% CET1 Ratio(1) 11.1% 10.5% 9.9% 11.2% 12.7% 11.1% 13.0% TCE Ratio(2) 8.5% 8.0% 8.7% 9.6% 10.6% 9.1% 11.1% CRE Concentration 251% 291% 292% 282% 268% 277% 261% Allowance for Credit Losses/Total Loans 1.38% 1.06% 1.04% 1.52% 1.63% 1.32% 1.62% Net Charge Offs/Total Loans(4) 0.31% 0.04% 0.08% 0.25% 0.19% 0.17% 0.16% 5 Year Performance Metrics

2Q 2025 Operating Highlights 6 • Net income of $109.8 million, or $1.60 per diluted share • Return on average assets ("ROA") of 1.65% • Return on average tangible common equity (1) ("ROTCE") of 15.82% • Tangible book value(1) growth of $1.54 per share, or 15.5% annualized, to $41.32 at June 30, 2025 • TCE ratio(1) of 11.09%, compared with 9.72% one year ago • Net interest margin (TE) expansion of 4bps to 3.77% • Efficiency ratio improved to 51.63% • Total revenue increased $14.9 million, or 20.9% annualized, from 1Q25 • Growth in average earnings assets of $564.3 million, or 9.3% annualized • Loan growth of $335 million, or 6.5% annualized • Noninterest-bearing deposits remain strong at 31.0% of total deposits at June 30, 2025 • Annualized net charge-offs improved to 0.14% of average total loans 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2Q 2025 Financial Highlights 7 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix (dollars in thousands, except per share data) 2Q25 1Q25 Change 2Q24 Change 2025 2024 Change Net Income $109,834 $ 87,935 25% $ 90,785 21% $ 197,769 $ 165,097 20% Adjusted Net Income(1) $109,444 $ 88,044 24% $ 80,763 36% $ 197,488 $ 156,375 26% Net Income Per Diluted Share $ 1.60 $ 1.27 26% $ 1.32 21% $ 2.87 $ 2.39 20% Adjusted Net Income Per Share(1) $ 1.59 $ 1.28 24% $ 1.17 36% $ 2.87 $ 2.27 26% Return on Assets 1.65% 1.36% 21% 1.41% 17% 1.51% 1.30% 16% Adjusted Return on Assets(1) 1.64% 1.36% 21% 1.25% 31% 1.50% 1.23% 22% Return on Equity 11.40% 9.39% 21% 10.34% 10% 10.41% 9.49% 10% Return on TCE(1) 15.82% 13.14% 20% 15.00% 5% 14.50% 13.85% 5% Adjusted Return on TCE(1) 15.76% 13.16% 20% 13.35% 18% 14.48% 13.12% 10% Efficiency Ratio 51.63% 52.83% -2% 51.68% 0% 52.22% 53.54% -2% Adjusted Efficiency Ratio(1) 51.58% 52.62% -2% 55.00% -6% 52.09% 54.79% -5% Net Interest Margin 3.77% 3.73% 1% 3.58% 5% 3.75% 3.54% 6% Quarter to Date Results Year To Date Results

Strong Net Interest Margin 8 • Net interest margin improved 4bps to 3.77% in the second quarter of 2025 • Net interest income (TE) grew by $10.0 million in 2Q25 • Interest income (TE) increased $13.9 million • Interest expense increased $3.9 million • Average earning assets increased 9.3% annualized Spread Income and Margin Interest Rate Sensitivity • Asset sensitivity continues near neutrality in preparation for further potential FOMC rate changes: • -0.7% asset sensitivity in -100bps • -0.4% asset sensitivity in -50bps • +0.4% asset sensitivity in +50bps • +0.8% asset sensitivity in +100bps • Approximately $11.5 billion of total loans reprice within one year through either maturities or floating rate indices $212.9 $215.0 $222.8 $222.8 $232.7 3.58% 3.51% 3.64% 3.73% 3.77% 3.00% 3.50% 4.00% 4.50% $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 2Q24 3Q24 4Q24 1Q25 2Q25 Net Interest Income (TE) (in millions) NIM

Diversified Revenue Stream 9 • Strong revenue base of net interest income from core banking division and lines of business • Additional revenue provided by our diversified lines of business Mortgage Banking Activity • Mortgage banking activity represented 13% of total revenue in 2Q25 • Purchase business represented 83% in 2Q25 due to strong core relationships with builders and realtors • Gain on sale margin improved to 2.22% in 2Q25 from 2.17% in 1Q25 Other Noninterest Income • Other Noninterest Income includes: • Fee income from equipment finance • Gains on sale of SBA loans • BOLI income Strong Revenue Stream 2.45% 2.17% 2.40% 2.17% 2.22% 2.00% 2.10% 2.20% 2.30% 2.40% 2.50% 2Q24 3Q24 4Q24 1Q25 2Q25 Mortgage Gain on Sale Margin 71% 76% 76% 78% 77% 15% 13% 13% 12% 13% 14% 11% 11% 10% 10% $301.6 $284.7 $291.7 $286.8 $301.7 0% 20% 40% 60% 80% 100% 120% 2Q24 3Q24 4Q24 1Q25 2Q25 Revenue Sources (Tax-Equivalent) (in millions) Net Interest Income (TE) Mortgage Banking Activity Other Noninterest Income

Disciplined Expense Control Noninterest Expense and Efficiency Ratio Expense Highlights 10 • Management continues to deliver high performing operating efficiency • Efficiency ratio of 51.63% in 2Q25 • 120bps improvement compared with 52.83% in 1Q25 • 5bps improvement compared with 51.68% in 2Q24 • Total expenses increased $4.2 million in 2Q25 compared with 1Q25: • Increase of approximately $2.7 million of salaries and employee benefits primarily due to variable mortgage incentives tied to production • Occupancy and equipment costs increased approximately $700,000, and advertising and marketing expenses increased approximately $900,000 $109.8 $109.9 $110.6 $111.6 $111.9 $45.6 $41.9 $41.4 $39.4 $43.4 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 2Q24 3Q24 4Q24 1Q25 2Q25 Noninterest Expense (in millions) Banking LOBs 51.68% 53.49% 52.26% 52.83% 51.63% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 2Q24 3Q24 4Q24 1Q25 2Q25 Efficiency Ratio

Strong Core Deposit Base 11 Deposits by Product Type Deposit Type Balance (in 000s) % of Total Count Average per account NIB $ 6,800,519 31.0% 311,427 $ 21,837 NOW 4,038,284 18.4% 42,435 95,164 MMDA 6,847,686 31.2% 32,984 207,606 Savings 760,093 3.5% 63,629 11,946 CD 3,486,093 15.9% 38,966 89,465 Total $ 21,932,675 100% 489,441 $ 44,812 • Total deposits increased $20.3 million, or 0.4% annualized, during 2Q25: • Seasonal outflows of public funds totaled $77.1 million • Brokered CDs increased $81.8 million, and represent only 5% of total deposits • Remaining (non-brokered, non-public fund) deposits increased $15.6 million • Noninterest-bearing deposits remained strong at 31.0% of total deposits, an increase from 30.8% at March 31, 2025 2Q25 Highlights Consumer 35% Commercial 45% Public 15% Brokered 5% 2Q25 Deposits by Customer

Capital Strength 12 Capital Highlights • The Company is well capitalized with minimal unrealized losses in the investment portfolio • Repurchased 212,472 shares during the quarter for a total of $12.8 million; approximately $72.2 million remains available to purchase under the current plan • TCE ratio of 11.1% and CET1 ratio of 13.0% are strong and above peer levels • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • In July, Ameris announced the redemption of $74 million of subordinated debt at the bank level due 2030, on September 1, 2025; this debt currently bears interest at 8.22% • One additional subordinated debt issuance totaling $110 million converts to the variable rate period and becomes callable on October 1, 2025 Capital ratios are estimated for most recent period end 10.2% 10.4% 10.7% 11.0% 11.1% 11.7% 12.2% 12.7% 12.9% 13.0% 14.9% 15.4% 15.4% 15.6% 15.6% 2Q24 3Q24 4Q24 1Q25 2Q25 Strong Capital Base Leverage Ratio CET1/Tier 1 Capital Ratio Total Capital Ratio

Loan Diversification and Credit Quality

Diversified Loan Portfolio 2Q25 Loan Portfolio 14 • Loan portfolio is well diversified across loan types and geographies and managed by a seasoned credit staff • Portfolio is spread across over 155,000 loans with an average size of ~$135,000 • Asset quality metrics remain stable and better than historical averages • CRE and C&D concentrations were 261% and 45%, respectively, compared with 261% and 57%, respectively, at 1Q25 • Non-owner-occupied office loans totaled $1.36 billion at 2Q25, or 6.5% of total loans • Allowance for Credit Losses (ACL) on loans is 1.62% of total loans • Limited exposure to non-mortgage consumer loans and HELOCs Portfolio Highlights Agriculture 1% C&I 26% Municipal 2% Consumer 1% Investor CRE 24% OO CRE 8% Construction 7% Multi-Family 9% HELOC 2% SFR Mortgage 20% $21.0 Billion

Loan Balance Changes 2Q25 Loan Balance Changes 15 • Loan balances increased $335 million, or 6.5% annualized, during 2Q25 • Increases in C&I were largely attributable to fundings of mortgage warehouse lines and premium finance loans • Decline in construction is the result of multi-family projects moving to term financing in 2Q25 • 2Q25 exhibited the highest production levels since 2022 • 28.5% increase from 1Q25 • 15.7% increase from 2Q24 (in millions) (1) C&I includes premium finance, mortgage warehouse, traditional C&I, CSVLI, and equipment finance $415 $271 $111 $13 $(42) $(76) $(357) $(400) $(300) $(200) $(100) $- $100 $200 $300 $400 $500 C&I (1) Multi-Family Investor CRE Other RE - RES OO CRE Construction

Allowance for Credit Losses 16 • The ACL on loans totaled $341.6 million, or 1.62%, at 2Q25 • During 2Q25, the Company recorded provision expense of $2.8 million • The June economic forecasts used in the ACL model were equally weighted between the baseline and S2 adverse scenarios 2Q25 CECL Reserve Reserve Summary (in millions) 2Q25 Allowance Coverage Outstanding Balance ACL % ACL Gross Loans 21,041.5$ 341.6$ 1.62% Unfunded Commitments 4,016.5$ 35.5$ 0.89% (dollars in millions) 1.33% 1.44% 1.52% 1.55% 1.60% 1.60% 1.63% 1.67% 1.62% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $150 $175 $200 $225 $250 $275 $300 $325 $350 $375 $400 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 ACL - Loans ACL - Unfunded Commitments ACL on Loans / Total Loans

NPA / Charge-Off Trend 17 • NPAs, as a percentage of total assets, were 0.36% at 2Q25, compared with 0.44% at 1Q25 due to a decrease in non-performing mortgage and commercial loans • NPAs net of GNMA mortgages, as a percentage of total assets, were 0.32% at 2Q25 compared with 0.38% at 1Q25 • Government guaranteed mortgages represent 24.3% of all NPAs • Net charge-offs totaled $7.1 million, or 0.14% annualized, in 2Q25 Credit Summary ($ in millions) 0.74% 0.44% 0.47% 0.44% 0.36% 0.39% 0.41% 0.42% 0.38% 0.32% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 2Q24 3Q24 4Q24 1Q25 2Q25 Non-Performing Assets NPA / Total Assets NPA x GNMA / Total Assets 0.18% 0.15% 0.17% 0.18% 0.14% 0.00% 0.02% 0.04% 0.06% 0.08% 0.10% 0.12% 0.14% 0.16% 0.18% 0.20% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 2Q24 3Q24 4Q24 1Q25 2Q25 Net Charge-Offs Net Charge-offs NCO Ratio (Annualized)

Problem Loan Trends 18 • Total criticized loans (including special mention), excluding GNMA- guaranteed mortgage loans, decreased $15.8 million, or 7.0%, in 2Q25 • Classified loans, excluding GNMA-guaranteed mortgage loans, decreased $8.7 million, or 5.8%, in 2Q25 • Nonperforming loans, excluding GNMA-guaranteed mortgage loans, decreased $17.5 million, or 17.3%, in 2Q25 • The largest component of classified and nonperforming loans at 2Q25 was residential mortgages including government guaranteed Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA-guaranteed loans. Ratios expressed as a percentage of total loans net of GNMA-backed mortgage loans. 1.31% 1.34% 1.30% 1.09% 0.99% 0.76% 0.74% 0.77% 0.73% 0.68% 0.48% 0.47% 0.52% 0.49% 0.40% $0 $50 $100 $150 $200 $250 $300 $350 2Q24 3Q24 4Q24 1Q25 2Q25 Criticized Loans Classified Loans Nonperforming Loans % Criticized ACL Coverage 164% Classified ACL Coverage 240% NPL ACL Coverage 408%

Term Investor CRE • Past dues for investor CRE loans were 0.05% and NPLs 0.06% at 2Q25 • Investor CRE portfolio is well diversified with over 80% of CRE loans located in MSAs in the Bank’s footprint, which exhibit population growth forecasts exceeding the national average 19 Highlights (1) Results based on stabilized term loans, or 62% of total Investor CRE loans Investor CRE Multi-Family $1,938 Office $1,287 Retail - Anchored $1,197 Retail - Non Anchored $925 Warehouse / Industrial $837 Hotel $406 All Other CRE $555 Investor CRE by Property Type GA $2,479 FL $2,491 SC $871 NC $560 All Other $745 Investor CRE by Property Location Outstanding $6.97 B Unfunded $0.18 B Total Committed Exposure $7.15 B Average Loan Size $3.96 M Allowance Coverage 1.51% PD Ratio 0.05% NPL Ratio 0.06% Criticized Ratio 0.96% Criticized ACL Coverage 157% Average LTV (1) 58% Average DSC (1) 1.61

Office Portfolio • There were no past due and nonperforming loans within the investor office portfolio at 2Q25 20 Highlights (1) Results based on stabilized term loans, or 92% of term office loans Investor Office Construction $142.6 Investor CRE $1,221.1 Owner- Occupied $463.7 Total Office Portfolio by Loan Type Class A 54% Medical 17% Class B 28% Class C 1% Investor Office Portfolio by Property Class Outstanding $1.36 B Unfunded $0.13 B Total Committed Exposure $1.49 B Average Loan Size $3.65 M Allowance Coverage 3.81% PD Ratio 0.00% NPL Ratio 0.00% Criticized Ratio 2.28% Criticized ACL Coverage 167% Average LTV (1) 58% Average DSC (1) 1.61 Class A & Medical (1) 71%

Appendix

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date			Year to Date	
	2Q25	1Q25	2Q24	2025	2024
Net Income	$ 109,834	$ 87,935	$ 90,785	$ 197,769	$ 165,097
Adjustment items					
Gain on sale of MSR	(356)	14	(4,713)	(342)	(4,713)
Gain on conversion of Visa Class B-1 stock	-	-	(12,554)	-	(12,554)
Gain on BOLI proceeds	-	(11)	(466)	(11)	(1,464)
FDIC special assessment	(138)	138	(895)	-	2,014
Tax effect of adjustment items	104	(32)	3,814	72	3,203
After tax adjustment items	(390)	109	(14,814)	(281)	(13,514)
Tax expense attributable to BOLI restructuring	-	-	4,792	-	4,792
Adjusted Net Income	$ 109,444	$ 88,044	$ 80,763	$ 197,488	$ 156,375
Weighted average number of shares - diluted	68,796,577	69,030,331	69,013,834	68,912,750	69,010,010
Net income per diluted share	$ 1.60	$ 1.27	$ 1.32	$ 2.87	$ 2.39
Adjusted net income per diluted share	$ 1.59	$ 1.28	$ 1.17	$ 2.87	$ 2.27
Average assets	26,757,322	26,229,423	25,954,808	26,494,831	25,624,948
Return on average assets	1.65%	1.36%	1.41%	1.51%	1.30%
Adjusted return on average assets	1.64%	1.36%	1.25%	1.50%	1.23%
Average common equity	3,865,031	3,798,149	3,530,869	3,831,775	3,496,870
Average tangible common equity	2,784,819	2,713,847	2,433,958	2,749,529	2,397,751
Return on average common equity	11.40%	9.39%	10.34%	10.41%	9.49%
Return on average tangible common equity	15.82%	13.14%	15.00%	14.50%	13.85%
Adjusted return on average tangible common equity	15.76%	13.16%	13.35%	14.48%	13.12%

22

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date					Year to Date	
	2Q25	1Q25	4Q24	3Q24	2Q24	2025	2024
Adjusted Noninterest Expense							
Total noninterest expense	$ 155,260	$ 151,034	$ 151,949	$ 151,777	$ 155,357	$ 306,294	$ 304,068
Adjustment items:							
FDIC special assessment	138	(138)	559	-	895	-	(2,014)
Natural disaster expenses	-	-	(400)	(150)	-	-	-
Gain on sale of premises	-	-	(1,203)	-	-	-	-
Adjusted noninterest expense	$ 155,398	$ 150,896	$ 150,905	$ 151,627	$ 156,252	$ 306,294	$ 302,054
Total Revenue							
Net interest income	$ 231,813	$ 221,839	$ 221,821	$ 214,060	$ 211,921	$ 453,652	$ 413,309
Noninterest income	68,911	64,023	68,959	69,709	88,711	132,934	154,589
Total revenue	$ 300,724	$ 285,862	$ 290,780	$ 283,769	$ 300,632	$ 586,586	$ 567,898
Adjusted Total Revenue							
Net interest income (TE)	$ 232,741	$ 222,767	$ 222,773	$ 215,028	$ 212,881	$ 455,508	$ 415,219
Noninterest income	68,911	64,023	68,959	69,709	88,711	132,934	154,589
Total revenue (TE)	$ 301,652	$ 286,790	$ 291,732	$ 284,737	$ 301,592	$ 588,442	$ 569,808
Adjustment items:							
(Gain) loss on securities	-	(40)	16	8	(12,335)	(40)	(12,328)
Gain on BOLI proceeds	-	(11)	-	-	(466)	(11)	(1,464)
Gain on sale of mortgage servicing rights	(356)	14	(536)	(5,245)	(4,713)	(342)	(4,713)
Adjusted total revenue (TE)	$ 301,296	$ 286,753	$ 291,212	$ 279,500	$ 284,078	$ 588,049	$ 551,303
Efficiency ratio	51.63%	52.83%	52.26%	53.49%	51.68%	52.22%	53.54%
Adjusted efficiency ratio (TE)	51.58%	52.62%	51.82%	54.25%	55.00%	52.09%	54.79%

23

24 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 2Q25 1Q25 4Q24 3Q24 2Q24 Total shareholders' equity 3,917,678$ 3,823,802$ 3,751,522$ 3,681,368$ 3,566,614$ Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 62,582 66,658 70,761 74,941 79,120 Total tangible shareholders' equity 2,839,450$ 2,741,498$ 2,665,115$ 2,590,781$ 2,471,848$ Period end number of shares 68,711,043 68,910,924 69,068,609 69,067,019 69,066,573 Book value per share (period end) 57.02$ 55.49$ 54.32$ 53.30$ 51.64$ Tangible book value per share (period end) 41.32$ 39.78$ 38.59$ 37.51$ 35.79$ Total assets $ 26,680,153 $ 26,514,940 $ 26,262,050 $ 26,399,782 $ 26,520,728 Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 62,582 66,658 70,761 74,941 79,120 Total tangible assets 25,601,925$ 25,432,636$ 25,175,643$ 25,309,195$ 25,425,962$ Equity to Assets 14.68% 14.42% 14.28% 13.94% 13.45% Tangible Common Equity to Tangible Assets 11.09% 10.78% 10.59% 10.24% 9.72% Quarter to Date

25 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 2020 2021 2022 2023 2024 Return on Tangible Common Equity Net Income 261,988$ 376,913$ 346,540$ 269,105$ 358,685$ Average common equity 2,531,419 2,827,669 3,083,081 3,313,361 3,583,390 Average tangible common equity 1,520,303 1,826,433 1,947,222 2,200,883 2,488,588 Return on average common equity 10.3% 13.3% 11.2% 8.1% 10.0% Return on average tangible common equity 17.2% 20.6% 17.8% 12.2% 14.4% (dollars in thousands) 2020 2021 2022 2023 2024 Total shareholders' equity 2,647,088$ 2,966,451$ 3,197,400$ 3,426,747$ 3,751,522$ Less: Goodwill 928,005 1,012,620 1,015,646 1,015,646 1,015,646 Other intangibles, net 71,974 125,938 106,194 87,949 70,761 Total tangible shareholders' equity 1,647,109$ 1,827,893$ 2,075,560$ 2,323,152$ 2,665,115$ Total assets $ 20,438,638 $ 23,858,321 $ 25,053,286 $ 25,203,699 $ 26,262,050 Less: Goodwill 928,005 1,012,620 1,015,646 1,015,646 1,015,646 Other intangibles, net 71,974 125,938 106,194 87,949 70,761 Total tangible assets 19,438,659$ 22,719,763$ 23,931,446$ 24,100,104$ 25,175,643$ Equity to Assets 13.0% 12.4% 12.8% 13.6% 14.3% Tangible Common Equity to Tangible Assets 8.5% 8.0% 8.7% 9.6% 10.6%

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	As of 2Q25	1Q25	4Q24	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22
Total shareholders' equity	$3,917,678	$3,823,802	$3,751,522	$3,681,368	$3,566,614	$3,484,738	$3,426,747	$3,347,069	$3,284,630	$3,253,195	$3,197,400
Less:											
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	62,582	66,658	70,761	74,941	79,120	83,527	87,949	92,375	96,800	101,488	106,194
Total tangible shareholders' equity	$2,839,450	$2,741,498	$2,665,115	$2,590,781	$2,471,848	$2,385,565	$2,323,152	$2,239,048	$2,172,184	$2,136,061	$2,075,560
Period end number of shares	68,711,043	68,910,924	69,068,609	69,067,019	69,066,573	69,115,263	69,053,341	69,138,461	69,139,783	69,373,863	69,369,050
Book value per share (period end)	$ 57.02	$ 55.49	$ 54.32	$ 53.30	$ 51.64	$ 50.42	$ 49.62	$ 48.41	$ 47.51	$ 46.89	$ 46.09
Tangible book value per share (period end)	$ 41.32	$ 39.78	$ 38.59	$ 37.51	$ 35.79	$ 34.52	$ 33.64	$ 32.38	$ 31.42	$ 30.79	$ 29.92

	As of 3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
Total shareholders' equity	$3,119,070	$3,073,376	$3,007,159	$2,966,451	$2,900,770	$2,837,004	$2,757,596	$2,647,088	$2,564,683	$2,460,130
Less:										
Goodwill	1,023,071	1,023,056	1,022,345	1,012,620	928,005	928,005	928,005	928,005	928,005	928,005
Other intangibles, net	110,903	115,613	120,757	125,938	60,396	63,783	67,848	71,974	76,164	80,354
Total tangible shareholders' equity	$1,985,096	$1,934,707	$1,864,057	$1,827,893	$1,912,369	$1,845,216	$1,761,743	$1,647,109	$1,560,514	$1,451,771
Period end number of shares	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435	69,767,209	69,713,426	69,541,481	69,490,546	69,461,968
Book value per share (period end)	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 39.56	$ 38.06	$ 36.91	$ 35.42
Tangible book value per share (period end)	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 25.27	$ 23.69	$ 22.46	$ 20.90

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